UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2009

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5955 T.G. Lee Boulevard, Suite 600, Orlando, FL	32822
(Address of Principal Executive Offices)	(Zip Code)

(407) 428-2800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2009, Intellon Corporation (“Intellon”) amended its employment agreements with Mr. Charles E. Harris, Chairman and Chief Executive Officer, and Mr. Rick E. Furtney, President and Chief Operating Officer. The material terms of these employment agreement amendments are as follows:

1. Section 2.04 of Mr. Harris’ original employment agreement provides that outstanding options held by Mr. Harris vest prior to the effective date of an announced change in control. Mr. Harris’ employment agreement has been amended to provide that outstanding options held by Mr. Harris vest upon the effective date of a change in control.

2. Section 2.08 of Mr. Harris’ original employment agreement provides that Mr. Harris is eligible to receive certain gross-up payments in the event that amounts otherwise payable to Mr. Harris under his employment agreement are deemed to be an “excess parachute payment” under Internal Revenue Code (“IRC”) Section 280G and Mr. Harris is assessed an excise tax under IRC Section 4999. The original employment agreement does not set forth a time period in which such amounts must be paid. Consistent with the requirements of IRC Section 409A, Mr. Harris’ employment agreement has been amended to provide that any payment under this provision must be made no later than the last day of the tax year following the year in which the excise tax imposed under IRC Section 4999 is paid.

3. Section 3.01(c) of the each of Mr. Harris’ and Mr. Furtney’s original employment agreements provide that, in connection with a termination for good reason, the employee must give notice to Intellon within 90 days after the employee learns of the act, failure or event allegedly constituting good reason; provided that, in the case of a series of related acts, failures or events, the employee must give 120 days notice. To qualify for the “good reason” safe harbor provisions of the regulations promulgated pursuant to IRC Section 409A and to avoid reliance on the facts-and-circumstances test set forth thereunder, the employment agreements for Mr. Harris and Mr. Furtney have been amended to delete the 120 day notice period and to require 90 days notice in all cases.

A copy of each of the employment agreement amendments is attached as an exhibit hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2009, Intellon amended its employment agreements with Mr. Charles E. Harris, Chairman and Chief Executive Officer, and Mr. Rick E. Furtney, President and Chief Operating Officer. The material terms of these employment agreement amendments are as set forth above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Third Amended and Restated Employment Agreement Between Intellon Corporation and Charles E. Harris, dated December 14, 2009.

10.2	Amendment to Amended and Restated Employment Agreement Between Intellon Corporation and Rick E. Furtney, dated December 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/S/ BRIAN T. MCGEE
Name:	Brian T. McGee
Title:	Senior Vice President and Chief Financial Officer

Date: December 15, 2009